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                                                                       Exhibit 5
                           Morgan, Lewis & Bockius LLP
                               1700 Market Street
                        Philadelphia, Pennsylvania 19103
                            Telephone: (215) 963-5000
                               Fax: (215) 963-5299
February 26, 2001

SunSource Inc.
3000 One Logan Square
Philadelphia, PA  19103

Re:      SunSource Inc.
         Registration Statement on Form S-8 Relating
         to the SunSource Inc. Nonqualified Deferred Compensation Plan
         -------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to SunSource Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to $6,000,000 of Deferred Compensation Obligations which represent unsecured obligations of the Company to pay deferred compensation in accordance with the terms of the SunSource Inc. Nonqualified Deferred Compensation Plan (the "Plan"). We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Deferred Compensation Obligations, when issued in accordance with the Plan, will be valid and binding obligations of the Company, enforceable in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or general equity principles.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
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Morgan, Lewis & Bockius LLP